Exhibit 10.1

AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST, dated as of December 26, 2012, by and between Mission West Properties, Inc., a Maryland corporation (the “Company”), and Carl E. Berg, an individual resident of the State of California (the “Trustee”).

WHEREAS, the Company’s Board of Directors (the “Board”), the Independent Directors Committee of the Board and the Company’s stockholders have approved the voluntary liquidation and dissolution of the Company pursuant to a Plan of Liquidation (the “Plan”);

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of its stockholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

WHEREAS, as of the date hereof, substantially all of the assets of the Company have been sold or otherwise disposed of;

WHEREAS, the Board believes it to be in the best interest of the Company to complete the liquidation of the Company by transferring all remaining assets of the Company to a liquidating trust (the “Trust”) on the Transfer Date with the Trustee serving as the initial trustee, including a cash reserve set aside for the contingent and existing obligations of the Company and the Trust (the “Cash Reserve”); and

WHEREAS, the Trustee shall administer the Trust pursuant to the terms of this Agreement and, upon satisfaction of all liabilities and obligations of the Company and the Trust, the Trustee shall distribute the residue of the proceeds of the liquidation of the assets of the Company in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NAMES AND DEFINITIONS

1.1           Name.  The Trust shall be known as the Mission West Liquidating Trust.

1.2           Defined Terms.  For all purposes of this instrument, unless the context otherwise requires:

(a)           “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)           “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)           “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries; provided, however, that the proportional Beneficial Interest of each Optionholder shall be reduced by the exercise price underlying any stock options held by the Optionholder and applicable withholding taxes that would have been payable had the Optionholder exercised such option on the Record Date.

(d)           “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(e)           “Initial Beneficiary” shall mean each of the Stockholders and Optionholders.

(f)           “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(g)           “Optionholders” shall mean those persons who held vested options to purchase shares of the Company’s common stock on the Record Date.

(h)           “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i)           “Record Date” shall mean the close of business on December 28, 2012.

(j)           “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, its accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves distributed to the Trustee.

(k)           “Shares” shall mean, as of the Record Date, (i) the issued and outstanding shares of common stock, $0.001 par value per share, of the Company and (ii) the shares of common stock, par value $0.001 per share, of the Company that would have been issued had the Optionholders exercised their options on the Record Date, the latter of which shall also be deemed to be issued and outstanding for purposes of this Agreement.

(l)           “Stockholders” shall mean the holders of record of Shares on the Record Date, except where inclusion of Optionholders in the definition of Stockholders would be contrary to Sections 1.2(c) and 3.1(a) of this Agreement.

(m)           “Transfer Date” shall mean December 28, 2012.

(n)           “Trust” shall mean the Trust created by this Agreement.

(o)           “Trust Assets” shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(p)           “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(q)           “Units” shall have the meaning given to such term in Section 3.1(a).

ARTICLE II

GRANT TO AND NATURE OF TRANSFER

2.1           Formation.  The Company hereby grants, delivers, releases, assigns and conveys to the Trustee, and the Trustee hereby accepts, the sum of $100 to be held in trust for the benefit of the Beneficiaries of the Trust.

2.2           Grant.  On the Transfer Date, the Company shall grant, deliver, release, assign and convey to the Trustee, to be held in trust for the benefit of the Beneficiaries of the Trust, all of the Company’s right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustee agrees to accept such Retained Assets, subject to the following terms and provisions.

2.3           Purpose of Trust.

(a)           The Trust is organized for the sole purpose of winding up the Company’s affairs and the liquidation of the Retained Assets with no objective to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(b)           It is expected that the Company shall liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, the collection of its receivables and the payment of any unsatisfied Liabilities of the Company.

(c)           The Retained Assets granted, assigned and conveyed to the Trustee shall be held in the Trust, and the Trustee will (i) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (ii) complete the winding up of the Company’s affairs, (iii) act on behalf of the Beneficiaries, and (iv) distribute the Trust Assets in accordance with the terms and conditions hereof.

(d)           It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trustee pursuant to the terms hereof shall be treated for Federal and state income tax purposes as if the Company made such distributions directly to the Stockholders. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations.

2.4           No Reversion to the Company.  In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.5           Instruments of Further Assurance.  Prior to the dissolution of the Company, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee and his successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.6           Payment of Liabilities.  The Trustee, in his capacity as Trustee hereunder and not in his individual capacities, shall assume all Liabilities and agrees to cause the Trust to pay, discharge and perform when due all of the Liabilities on and as of the Transfer Date.  Should any Liability be asserted against the Trustee as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.6, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.7           Incidents of Ownership.  The Stockholders and the Optionholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

2.8           Notice to Unlocated Stockholders.  If the Trustee holds Trust Assets for unlocated Stockholders and Optionholders, due notice shall be given to such Stockholders and Optionholders in accordance with Maryland law.

ARTICLE III

BENEFICIARIES

3.1           Beneficial Interests.

(a)           The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of (i) the Company’s stockholder list as of the Record Date and (ii) the Company’s list of Optionholders.  The Company’s transfer agent will deliver such a certified copy of the Company’s stockholder list to the Trustee within a reasonable time after such date and the Company will deliver such a certified copy of the Company’s list of Optionholders.  The Trustee shall be entitled to rely and shall be fully protected in relying upon the certified copy of the Company’s stockholder list and Optionholder list.  For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”). Each record owner of Shares as of the close of business on the Record Date shall receive one Unit for each Share then held of record. Except as otherwise provided in this Agreement, each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Record Date.

(b)           On and after the Transfer Date, all Shares shall automatically be deemed cancelled.

(c)           The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate.  The Trustee shall maintain at his place of business a record of the name and address of each Beneficiary and such Beneficiary’s aggregate Units in the Trust.

(d)           If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(d), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as he shall deem appropriate, to fully indemnify him as between all conflicting claims or demands.

3.2           Rights of Beneficiaries.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3           Limitations on Transfer of Interests of Beneficiaries.

(a)           THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND THAT THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEE, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

(b)           Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4           Trustee and Related Persons as Beneficiary.  The Trustee, as well as certain members of the Trustee’s family, are Beneficiaries to the same extent as if he were not a Trustee hereunder and each of them have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he were not a Trustee hereunder.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1           Duration.  The existence of the Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of Maryland, (ii) the distribution of all the Trust Assets as provided in Section 5.7, or (iii) the expiration of a period of three years from the Transfer Date; provided that the Trustee, in his discretion, may extend the existence of the Trust to such later date as they may designate, if he determines that an extension is reasonably necessary to fulfill the purpose of the Trust, as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received additional no-action assurances from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trustee under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act. The Trust shall not in any event terminate pursuant to subparagraph (iii) of this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.7.

4.2           Other Obligations of Trustee upon Termination.  Upon termination of the Trust, the Trustee shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and files that shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder; provided, that the Trustee shall execute and deliver such other instruments and agreements as shall be reasonably necessary to effect the termination of the Trust.

ARTICLE V

ADMINISTRATION OF TRUST ASSETS

5.1           Efforts to Resolve Claims and Liabilities.  Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.

5.2           Continued Collection of Property of Trust Assets.  All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustee and held as a part of the Trust. The Trustee shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.5.

5.3           Transactions with Related Persons.  Notwithstanding any other provisions of this Agreement, except as set forth in Sections 5.6 and 5.7 and Schedule A attached hereto, the Trustee shall not knowingly, directly or indirectly, transfer all or any part of the Trust Assets to, or contract with, (i) any agent or employee (acting in their individual capacities) of the Trust; or (ii) any Person of which any agent or employee of the Trust is an Affiliate by reason of being a director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustee, if any, who is not interested in the transaction and such Trustee determines that such transaction is on its terms fair and reasonable to the Trust and is in the best interests of the Beneficiaries, and in no event less favorable to the Trust than terms available for a comparable transaction with unrelated Persons.

5.4           Restriction on Trust Assets.  The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest. The Trustee shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

5.5           Payment of Expenses and Liabilities.  The Trustee shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations that the Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trustee may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

5.6           Interim Distributions.  At such time as may be determined by him in his sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution, such cash comprising a portion of the Trust Assets as the Trustee may in his sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets.

5.7           Final Distribution.  If the Trustee determines that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Maryland law, subject to applicable state laws regarding escheat and abandoned property.  To the extent that the amount of the ultimate distribution to Beneficiaries is determined to be impracticable to distribute, such amount may be distributed in accordance with applicable law.

5.8           Reports to Beneficiaries and Others.

(a)           As soon as practicable after the Transfer Date, the Trustee will mail to each Beneficiary a notice indicating how many Units such person beneficially owns and the contact details of the Trustee. As soon as practicable after the end of each tax year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustee for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that they have not previously reported, and (iii) any action taken by the Trustee in the performance of his duties under this Agreement that he has not previously reported, and which, in his opinion, materially affects the Trust Assets or Liabilities.

(b)           The tax year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the tax year of the Trust shall end.

(c)           During the course of a tax year, whenever a material event relating to the Trust Assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.8(a) will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustee or as may be required by the rules and regulations promulgated by the Securities and Exchange Commission.

(d)           The Trustee’s reports pursuant to this Section shall be in accordance with Maryland law.

5.9           Federal Income Tax Information.  As soon as practicable after the close of each tax year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing, on a Unit basis the information necessary to enable a Beneficiary to determine its taxable income (if any) from the Trust as determined for federal income tax purposes.  In addition, after receipt of a request in good faith, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further tax information as is reasonably available to the Trustee that shall be helpful in determining the amount of taxable income that such Person should include in such Person’s Federal income tax return.

5.10           Books and Records.  The Trustee shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustee under Section 5.8. Except as provided in Section 5.8, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets. Beneficiaries shall have the right upon 30 days’ prior written notice delivered to the Trustee to inspect during normal business hours such books and records (including financial statements); provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee.

5.11           Employment of Agents, etc.

(a)           The Trustee shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, employees, advisors or managers of the Trust. The Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Trustee may deem necessary or proper for the transaction of all or any portion of the activities of the Trust.

(b)           The Trustee shall have the power to determine the terms and compensation of any Person whom he may employ or with whom he may contract pursuant to Section 5.11(a), subject to the provisions of Section 5.3 and Schedule A attached hereto.

(c)           The Trustee shall not be required to administer the Trust as his sole and exclusive function and the Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to the Trustee’s obligations under this Agreement and applicable law.

5.12           Fiduciary Duty.

(a)           To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Beneficiaries or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Beneficiaries or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

(b)           Unless otherwise expressly provided herein:

(i)            whenever a conflict of interest exists or arises between the Trustee or any of his Affiliates, on the one hand, and the Trust or any Beneficiaries or any other Person, on the other hand; or

(ii)           whenever this Agreement or any other agreement contemplated herein provides that the Trustee shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Beneficiaries or any other Person, the Trustee shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Trustee, the resolution, action or terms so made, taken or provided by the Trustee shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Trustee at law or in equity or otherwise.

(c)           Notwithstanding any other provision of this Agreement or otherwise applicable law, in this Agreement the Trustee is permitted or required to make a decision:

(i)            in its “discretion” or under a grant of similar authority, the Trustee shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Beneficiaries or any other Person; or

(ii)           in its “good faith” or under another express standard, the Trustee shall act under such express standard and shall not be subject to any other or different standard.

(d)           The Trustee and any Affiliate of the Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Trustee. No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Beneficiaries for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Beneficiary shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee may engage or be interested in any financial or other transaction with the Beneficiaries or any Affiliate of the Trust or the Beneficiaries, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or the Beneficiaries or their Affiliates.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1           Limitations on Trustee.  The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets. The Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee take any action that would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes.

6.2           Specific Powers of Trustee.  Subject to the provisions of the terms and conditions of this Agreement, the Trustee shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of Maryland; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)           to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

(b)           to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustee;

(c)           to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that any such agreements or arrangements with a person or entity affiliated with the Trustee shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Trust), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(d)           to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust, the Company or any Subsidiary; and (ii) the expenses of administering the Trust Assets;

(e)           to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets held by the Trustee pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f)           to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g)           to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h)           to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Trust;

(i)           in the event any of the property that is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security, if any, as may be designated by the Trustee, which, in the Trustee’s sold discretion may be paid out of the Trust Assets.  The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j)           to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k)           to terminate and dissolve any entities owned by the Trust; and

(l)           to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII

CONCERNING THE TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

7.1           Generally.  The Trustee accepts and undertakes to discharge the trust created by this Agreement, upon the terms and conditions hereof, on behalf of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in him by this Agreement in accordance with applicable law and use the same degree of care and skill in his exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for his own grossly negligent action, his own grossly negligent failure to act, or their own fraud or willful misconduct, except that:

(a)           the Trustee shall not be liable to the Beneficiaries for the acts or omissions of an agent, employee, advisor or manager of the Trust appointed by the Trustee hereunder, except where the Trustee specifically directs the act of such Person, delegates the authority to such Person to act where the Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person’s overall performance and compliance with the terms of such delegation; conceals the act or omission of such Person; or neglects to take reasonable steps to redress any wrong committed by such Person when the Trustee is aware of such Person’s act or omission;

(b)           the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(c)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(d)           the Trustee shall not be liable for any reasonable error of judgment made in good faith; and

(e)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by the Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right or power conferred upon the Trustee under this Agreement.

7.2           Reliance by Trustee.  Except as otherwise provided in Section 7.1:

(a)           The Trustee may consult with legal counsel, auditors or other experts to be selected by him, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in the reliance on, or in accordance with, such advice or opinion.

(b)           Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of the Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

(c)           As far as reasonably practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee or their agents liable, nor shall the Trustee be liable to anyone for such omission.

7.3           Limitation on Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and, to the fullest extent permitted by law, the Trustee, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except to the extent determined by a court of competent jurisdiction from which no appeal can be or is taken, to have resulted from the gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by the Trustee, employee or agent of the Trust; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustee shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, its Beneficiaries, the Trustee, employees and agents in such amount as the Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

7.4           Recitals.  Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust.

7.5           Indemnification.  Each Trustee and Person appointed or employed by the Trustee pursuant to Section 5.11, and the directors, officers, employees and agents of each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent permitted by law, be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or Person appointed or employed by the Trustee pursuant to Section 5.11, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (ii) in the case of any director, officer, employee, or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder; provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been adjudicated by a final order of a court of competent jurisdiction from which no appeal can be or is taken, to have acted with gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustee may purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5.  Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

ARTICLE VIII

PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

8.1           Action by Trustee.  At any time there is more than one Trustee, all action with respect to the disposition and distribution of the Trust Assets required or permitted to be taken by the Trustees, in their capacities as Trustees, shall be taken by approval, consent, vote or resolution authorized by at least a majority of the Trustees.

8.2           Reliance on Statements by Trustee.  Any Person dealing with the Trustees shall be fully protected in relying upon the Trustee’s certificate, signed by the Trustee, or if at such time there is more than one Trustee, any one or more of the Trustees, with respect to the authority that the Trustee or one or more Trustees has to take any action under the Trust.  Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate setting forth the facts concerning the action taken by the Trustee pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

ARTICLE IX

COMPENSATION OF TRUSTEE

9.1           Amount of Compensation

.  In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as compensation for services as Trustee hereunder the amounts set forth in Schedule A attached hereto to the extent identified as applicable to that Trustee, or as may subsequently be approved by Beneficiaries a majority of the total Units present in person or by proxy at any meeting validly called for such purpose pursuant to Section 12 hereof.

9.2           Expenses.  The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by the Trustee in the performance of that Trustee’s duties in accordance with this Agreement.

ARTICLE X

TRUSTEE AND SUCCESSOR TRUSTEE

10.1         Number and Qualification of Trustee.

(a)           Subject to Section 10.3, there shall be one Trustee of the Trust, who shall be a citizen and resident of, or a corporation which is incorporated under the laws of, a state in the United States and, if a corporation, which is authorized to act as a corporate fiduciary under the laws of the State of Maryland.  The number of Trustees may be increased or decreased from time to time by the Trustee.

(b)           If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

10.2         Resignation and Removal.  Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries.

10.3         Appointment of Successor.  Should at any time the initial Trustee resigns or is removed, dies, becomes mentally incompetent or incapable of action (as determined by the Beneficiaries holding Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust), or is adjudged bankrupt or insolvent, the successor trustee shall be Michael Knapp.  Should at any time such successor Trustee or any other Trustee resigns or is removed, dies, becomes mentally incompetent or incapable of action (as determined by the Beneficiaries holding Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust), or is adjudged bankrupt or insolvent, unless any remaining Trustee(s) shall decrease the number of Trustees of the Trust pursuant to Section 10.1 hereof, or shall the number of Trustees be increased in accordance with Section 10.3 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Trustees.  If (i) such a vacancy is not filled by any remaining Trustees within ninety (90) days, and the remaining Trustees, if any, have notified the Beneficiaries of their inability to fill such vacancy or (ii) there is no remaining Trustee then the Beneficiaries may, pursuant to Article 12 hereof, call a meeting to appoint a successor Trustee by Beneficiaries holding Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust present at the meeting, in person or by proxy pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may take any action in the manner set forth in Section 8.1.

10.4         Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such former Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

10.5         Bonds.  Unless required by the Board prior to the Transfer Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units of at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by law, the Board or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required. The cost of any such bond shall be borne by the Trust.

ARTICLE XI

CONCERNING THE BENEFICIARIES

11.1         Evidence of Action by Beneficiaries.  Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2         Limitation on Suits by Beneficiaries.  No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3         Requirement of Undertaking.  The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by him as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustee.

ARTICLE XII

MEETING OF BENEFICIARIES

12.1         Purpose of Meetings.  A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

12.2         Meeting Called by Trustee.  The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Maryland (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

12.3         Meeting Called on Request of Beneficiaries.  Within 30 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

12.4         Persons Entitled to Vote at Meeting of Beneficiaries.  Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5         Quorum.  At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, when a quorum is present, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units present or presented by proxy at such meeting shall be required for taking action on any matter voted on by the Beneficiaries.

12.6         Adjournment of Meeting.  Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7         Conduct of Meetings.  The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8         Record of Meeting.  A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII

AMENDMENTS

13.1         Consent of Beneficiaries.  At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units present, in person or proxy, at any meeting validly called for such purpose pursuant to Section 12 hereof, or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the potential liability of the Trustee hereunder without the written consent of each Trustee; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall jeopardize the status of the Trust as a “liquidating trust” for Federal, state or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d), or jeopardize the Beneficiaries treatment as owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

13.2         Notice and Effect of Amendment.  Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1         Filing Documents.  This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

14.2         Intention of Parties to Establish Trust.  This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

14.3         Beneficiaries Have No Rights or Privileges as Stockholders of the Company.  Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as stockholders or optionholders of the Company.

14.4         Laws as to Construction.  This Agreement and the trust created hereby shall be governed by and construed in accordance with the laws of the State of Maryland. The Trustee, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

14.5         Severability.  In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6         Notices.  Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a) If to the Trustee:	Carl E. Berg, Trustee Mission West Liquidating Trust c/o Berg & Berg Enterprises, Inc. 10050 Bandley Drive Cupertino, CA 95014 Facsimile: (408) 725-1626
with a copy to:	[To be added by Trustee] Attention: Facsimile:
(b) If to the Company:	Carl E. Berg Chief Executive Officer Mission West Properties, Inc. 10050 Bandley Drive Cupertino, CA 95014 Facsimile:
with a copy to:	Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 Attention: Allison Leopold Tilley Facsimile: 650-233-4545

14.7         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Mission West Properties, Inc. has caused this Agreement to be executed by an authorized officer, and the Trustee herein have executed this Agreement, as Trustee and not as an individual, effective this 26th day of December, 2012.

MISSION WEST PROPERTIES, INC.

By:	/s/ Raymond V. Marino
Name: Raymond V. Marino
Title: President and Chief Operating Officer

MISSION WEST LIQUIDATING TRUST

By:	/s/ Carl E. Berg
Name: Carl E. Berg
Title: Trustee

[SIGNATURE PAGE TO LIQUIDATING TRUST AGREEMENT]

Schedule A

Management services for the Trust shall be provided by Berg & Berg Enterprises, Inc., an affiliate of the Trustee, Carl E. Berg.  Pursuant to the this management arrangement, the Trust shall compensate the Trustee and reimburse the Trustee for any and all reasonable out-of-pocket expenses (“Expenses”) incurred by the Trustee in connection with providing the services.  These estimated Expenses are currently estimated to not exceed $70,000 per month as more specifically set forth on the attached schedule.

A-1

FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

THIS FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST (this “Amendment”), dated as of December 28, 2012, by and between Mission West Properties, Inc., a Maryland corporation (the “Company”), and Carl E. Berg, an individual resident of the State of California (the “Trustee”).

WHEREAS, the Company and the Trustee have entered into that certain Agreement and Declaration of Trust dated as of December 26, 2012 (the “Original Trust Agreement”, and as amended hereby, the “Trust Agreement”), pursuant to which the Company agreed to grant to the Trustee, to be held in trust for the benefit of the Beneficiaries of the Trust, all its rights to the Retained Assets;

WHEREAS, the Company has not made the grant to the Trustee as provided for in Section 2.2 of the Original Trust Agreement;

WHEREAS, the Company and the Trustee desire to amend certain provisions to the Original Trust Agreement, pursuant to this Amendment, subject to the terms and conditions set forth herein;

AGREEMENTS

In consideration of the mutual covenants in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows.

14.8         Capitalized Terms.  The Capitalized terms not specifically defined in this Amendment have the meanings ascribed to such terms in the Original Trust Agreement.

14.9         Defined Terms.  Section 1.2 of the Original Trust Agreement is amended and restated in its entirety to read as follows:

For all purposes of this instrument, unless the context otherwise requires:

(a)           “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)           “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)           “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries; provided, however, that the proportional Beneficial Interest of each Optionholder shall be reduced by the exercise price underlying any stock options held by the Optionholder and applicable withholding taxes that would have been payable had the Optionholder exercised such option on the Record Date.

(d)           “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(e)           “Initial Beneficiary” shall mean each of the Stockholders, Optionholders and the Limited Partners.

(f)           “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(g)           “Limited Partners” shall mean certain former limited partners of the Company’s operating partnerships who received upon conversion of their limited partnership interests an agreement to pay in lieu of shares of the Company’s common stock.

(h)           “Optionholders” shall mean those persons who held vested options to purchase shares of the Company’s common stock on the Record Date.

(i)           “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(j)           “Record Date” shall mean the close of business on December 28, 2012.

(k)           “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, its accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves distributed to the Trustee.

(l)           “Shares” shall mean, as of the Record Date, (i) the issued and outstanding shares of common stock, $0.001 par value per share (“Common Stock”), of the Company, (ii) the shares of Common Stock that would have been issued had the Optionholders exercised their options on the Record Date; and (iii) the number of shares of Common Stock that would have been issued had the Company converted the Limited Partners’ ownership interests into shares of Common Stock on a one-for-one basis, it being agreed that (ii) and (iii) are deemed to be issued and outstanding for purposes of this Agreement.

(m)           “Stockholders” shall mean the holders of record of Shares on the Record Date, except where inclusion of Optionholders in the definition of Stockholders would be contrary to Sections 1.2(c) and 3.1(a) of this Agreement.

(n)           “Transfer Date” shall mean December 28, 2012.

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(o)           “Trust” shall mean the Trust created by this Agreement.

(p)           “Trust Assets” shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(q)           “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(r)           “Units” shall have the meaning given to such term in Section 3.1(a).

14.10       Incident of Ownership.  Section 2.7 of the Original Trust Agreement is amended and restated in its entirety to read as follows:

For all purposes of this instrument, unless the context otherwise requires:

The Stockholders, the Optionholders and the Limited Partners shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

14.11       Notice to Unlocated Stockholders.  Section 2.8 of the Original Trust Agreement is amended and restated in its entirety to read as follows:

For all purposes of this instrument, unless the context otherwise requires:

If the Trustee holds Trust Assets for unlocated Stockholders, Optionholders and Limited Partners, due notice shall be given to such Stockholders and Optionholders in accordance with Maryland law.

14.12       Beneficial Interests.  Section 3.1(a) of the Original Trust Agreement is amended and restated in its entirety to read as follows:

For all purposes of this instrument, unless the context otherwise requires:

(a)           The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of (i) the Company’s stockholder list as of the Record Date, (ii) the Company’s list of Optionholders and (iii) the Company’s list of Limited Partners.  The Company’s transfer agent will deliver such a certified copy of the Company’s stockholder list to the Trustee within a reasonable time after such date and the Company will deliver such a certified copy of the Company’s list of Optionholders and Limited Partners.  The Trustee shall be entitled to rely and shall be fully protected in relying upon the certified copy of the Company’s stockholder list, Optionholder list and list of Limited Partners.  For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”). Each record owner of Shares as of the close of business on the Record Date shall receive one Unit for each Share then held of record. Except as otherwise provided in this Agreement, each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Record Date.

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14.13       Express Change Only.  The parties intend to amend the Original Trust Agreement only as set forth herein, and the parties hereby agree that, except as expressly amended hereby, all other terms and conditions of the Original Trust Agreement are hereby confirmed and shall remain in full force and effect.

14.14       Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which shall be deemed to be one and the same instrument.  Electronically transmitted signatures shall be deemed originals.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective this 28th day of December, 2012.

MISSION WEST PROPERTIES, INC.

By:	/s/ Raymond V. Marino
Name: Raymond V. Marino
Title: President and Chief Operating Officer

MISSION WEST LIQUIDATING TRUST

By:	/s/ Carl E. Berg
Name: Carl E. Berg
Title: Trustee

[SIGNATURE PAGE TO AMENDMENT TO LIQUIDATING TRUST AGREEMENT]

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